                                                                    Exhibit 10.3

                                                              As Amended Through
                                                                January 17, 2002

                              AOL TIME WARNER INC.
                             1994 STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN

         The purpose of the AOL Time Warner Inc. 1994 Stock Option Plan (hereinafter the "Plan") is to provide for the granting of nonqualified stock options and stock appreciation rights to certain employees of and consultants and advisors to the Company and its Subsidiaries in recognition of the valuable services provided, and contemplated to be provided, by such employees, consultants and advisors. The general purpose of the Plan is to promote the interests of the Company and its stockholders and to reward dedicated employees, consultants and advisors of the Company and its Subsidiaries by providing them additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company or its Subsidiaries.

2.   CERTAIN DEFINITIONS

         The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

                  (a) "Agreement" means the stock option agreement and stock appreciation rights agreement specified in Section 12, both individually and collectively, as the context so requires.

                  (b) "Affiliate" means any corporation, company or other entity whose financial results are consolidated with those of the Company in accordance with U.S. generally accepted accounting principles.

                  (c) "AOL Time Warner" means AOL Time Warner Inc., a Delaware corporation, and any successor thereto.

                  (d) "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the

         Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than (x) a merger of Time Warner as contemplated in the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 among Time Warner , TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., as the same may be amended from time to time, or (y) a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                  (e) "Award" means grants of Options and/or SARs under this Plan.

                  (f) "Board" means the Board of Directors of the Company.

                  (g) "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (h) "Change in Control" means either a Corporate Change in Control or a Transactional Change in Control.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

                  (j) "Committee" means the Committee appointed pursuant to
         Section 4.

                  (k) "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  (l) "Company" means (i) with respect to periods prior to January 11, 2001, Time Warner and (ii) with respect to periods on and after January 11, 2001, AOL Time Warner.

                  (m) "Composite Tape" means the New York Stock Exchange Composite Tape.

                  (n) "Control Purchase" means any transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its Subsidiaries) (i) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities).

                  (o) "Corporate Change in Control" means the happening of any of the following events:

                      (1) the acquisition by any individual, entity or group (an "Entity"), including any "person" within the meaning of
                      Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                      (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

                      (2) a change in the composition of the Board since January 12, 2001, such that the individuals who, as of such date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to January 12, 2001 whose election, or nomination for election by the stockholders of the Company, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board.

                  (p) "Effective Date" means the date the Plan becomes effective pursuant to Section 15.

                  (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

                  (r) "Fair Market Value" of a share of Common Stock means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the date in question, except as otherwise provided in Section 6.5.

                  (s) "General SARs" means stock appreciation rights subject to the terms of Section 6.5(b).

                  (t) "Holder" means an employee of or a consultant or advisor to the Company or any of its Subsidiaries who has received an Award under this Plan.

                  (u) "Involuntary Employment Action" means any change in the terms and conditions of the Holder's employment with the Company or any successor, without cause (as defined herein), to such extent that:

                      (1) the Holder shall fail to be vested with power, authority and resources analogous to the Holder's title and/or office prior to the Change in Control, or

                      (2) the Holder shall lose any significant duties or responsibilities attending such office, or

                      (3) there shall occur a reduction in the Holder's base compensation or

                      (4) the Holder's employment with the Company, or its successor, is terminated without cause (as defined herein).

                  (v) "Limited SARs" means stock appreciation rights subject to the terms of Section 6.5(c).

                  (w) "Minimum Price Per Share" means the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid or to be paid for any share of Common Stock (whether by way of exchange, conversion, distribution, liquidation or otherwise) in, or in connection with, any Approved Transaction or Control Purchase which occurs at any time during the period beginning on the sixtieth day prior to the date on which Limited SARs are exercised and ending on the date on which Limited SARs are exercised. If the consideration paid or to be paid in any such Approved Transaction or Control Purchase shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such Approved Transaction or Control Purchase.

                  (x) "Option" means any nonqualified stock option granted pursuant to this Plan.

                  (y) "Plan" has the meaning ascribed thereto in Section 1.

                  (z) "SARs" means General SARs and Limited SARs.

                  (aa) "SEC" means the Securities and Exchange Commission.

                  (bb) "Subsidiary" of a person means any present or future subsidiary of such person as such term is defined in section 425 of the Code and any present or future trade or business, whether or not incorporated, controlled by or under common control with such person. An entity shall be deemed a Subsidiary of a person only for such periods as the requisite ownership or control relationship is maintained.

                  (cc) "Survivors" means a deceased Holder's legal representatives and/or any person or persons who acquired the Holder's rights to an Option by will or by the laws of descent and distribution.

                  (dd) "Time Warner Inc." means Time Warner Inc., a Delaware corporation.

                  (ee) "Total Disability" or "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code.

                  (ff) "Transactional Change in Control" means any of the following transactions to which the Company is a party:

                       (1) a reorganization, recapitalization, merger or
                           consolidation (a "Corporate Transaction") of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

                       (2) the sale, transfer or other disposition of all or
                           substantially all of the assets of the Company.


3.   STOCK SUBJECT TO THE PLAN

         3.1. Number of Shares. Subject to the provisions of Section 12 and this
Section 3, the maximum number of shares of Common Stock in respect of which Awards may be granted is (x) 1.5 (one and one-half) times the sum of (a) 1.5% (one and one-half percent) of the number of shares of Common Stock outstanding on December 31, 1993, (b) 1.25% (one and one-quarter percent) of the number of shares of Common Stock outstanding on December 31, 1994, (c) 1% (one percent) of the number of shares of Common Stock outstanding on December 31, 1995, (d) 1.2% (one and two-tenths percent) of the aggregate number of shares of Common Stock and Series LMCN-V Common Stock, par value $.01 per share, outstanding on December 31, 1996, (e) 1.4% (one and four-tenths percent) of the aggregate number of shares of Common Stock and Series LMCN-V Common Stock, par value $.01 per share, outstanding on December 31, 1997, (f) 1.05% (one and five-hundredths percent) of the aggregate number of shares of Common Stock and Series LMCN-V Common Stock, par value $.01 per share, outstanding on December 31, 1998, (g) 1.175% (one and one hundred seventy five thousandths percent) of the aggregate number of shares of Common Stock and Series LMCN-V Common Stock, par value $.01 per share, outstanding on December 31, 1999, and (h) two million; plus (y) 178,100,000 plus (z) 110,000,000. If and to the extent that an Option shall expire, terminate or be canceled for any reason without having been exercised (or without having been considered to have been exercised as provided in Section 6.5(a)), the shares of Common Stock subject to such expired, terminated or canceled portion of the Option shall again become available for purposes of the Plan.

         3.2. Character of Shares. Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock held in the Company's treasury, or both.

         3.3. Reservation of Shares. The Company shall at all times reserve a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares that may be subject to outstanding Awards and future Awards under the Plan.

4.   ADMINISTRATION

         4.1. Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to grant Awards under the Plan and to determine the terms and conditions (which need not be identical) of all Awards so granted, including without limitation, (a) the individuals to whom, and the time or times at which, Awards shall be granted or awarded, (b) the number of shares to be subject to each Award, (c) when an Option or SAR can be exercised and whether in whole or in installments, and (d) the form, terms and provisions of any Agreement (which terms may be amended, subject to Section 14).

         4.2. Factors to Consider. In making determinations hereunder, the Board may take into account the nature of the services rendered by the respective employees, consultants or advisors, their dedication and past contributions to the Company and its Subsidiaries, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Board in its discretion shall deem relevant.

         4.3. Interpretation. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Section 4 shall be conclusive. The Board's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board shall be entitled, among other things, to make non uniform and selective determinations, and to enter into non-uniform and selective Agreements as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan and (c) whether a termination of service with the Company or any Subsidiary or Affiliate has occurred.

         4.4. Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extent provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan to the extent provided in such delegation, except for the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in such Committee and may discharge such Committee.

         Any such Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.   ELIGIBILITY

         Prior to January 18, 2001, Awards may be made only to (a) employees of the Company or any of its Subsidiaries (including officers and directors of any of the Company's Subsidiaries), other than officers or directors of the Company who are subject to Section 16 of the Exchange Act, (b) prospective employees of the Company or any of its Subsidiaries and (c) consultants or advisors to the Company or any of its Subsidiaries. On or after January 18, 2001, Awards may be made only to (a) employees of the Company or any of its Affiliates (including officers and directors of any of the Company's Affiliates), other than officers and directors of the Company who are subject to Section 16 of the Exchange Act,
(b) prospective employees of the Company or any of its Affiliates and (c) consultants to the Company or any of its Affiliates. The exercise of Options and SARs granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or any of its Subsidiaries or Affiliates, as the case may be. For purposes of the Plan, the term "prospective employee" shall mean any person who holds an outstanding offer of employment on specific terms from the Company or any of its Subsidiaries or Affiliates, as the case may be. Only employees designated by the

Board to be eligible to be granted one or more Options or SARs under the Plan shall be eligible to receive Awards and "employee" shall not include any person who is not on the payroll of the Company as a full-time or part-time employee (regardless of whether a government agency, court or other entity subsequently determines that such person is an employee of the Company or any of its Subsidiaries or Affiliates for purposes of employment taxes, benefits or any other purpose). Awards may be made to employees, consultants and advisors who hold or have held Awards under this Plan or any similar or other awards under any other plan of the Company or its Subsidiaries or Affiliates, as the case may be.

6.   OPTIONS AND SARS

         6.1. Option Prices. The purchase price of the Common Stock under each Option shall be determined by the Board and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

         6.2. Term of Options. The term of each Option shall be for such period as the Board shall determine, as set forth in the applicable Agreement.

         6.3. Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option). The Agreement may contain conditions precedent to the exercisability of Options, including without limitation, the achievement of minimum performance criteria.

         6.4. Manner of Exercise. Payment of the Option purchase price shall be made in cash or in whole shares of Common Stock already owned by the person exercising an Option or, partly in cash and partly in such Common Stock; provided, however, that such payment may be made in whole or in part in shares of Common Stock only if and to the extent permitted by the applicable Agreement. An Option shall be exercised by written notice to the Company upon such terms and conditions as provided in the Agreement. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

         6.5. SARs. (a) General Conditions. The Board may (but shall not be obligated to) grant General SARs and/or Limited SARs pursuant to the provisions of this Section 6.5 to a Holder of any Option (hereinafter called a "related Option"), with respect to all or a portion of the shares of Common Stock subject to the related Option.

         A SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Subject to the terms and provisions of this Section 6.5, each SAR shall be exercisable to the extent the related Option is then exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as provided in the Agreement.

         Upon the exercise of SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such SARs are exercised and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted. Upon the exercise or termination of the related Option, the SARs with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

         The provisions of Sections 4 and 6 through 21 (to the extent that such provisions are applicable to Options) shall also be applicable to SARs unless the context otherwise requires.

         (b) General SARs. General SARs shall be exercisable only at the time the related Option is exercisable and subject to the terms and provisions of this Section 6.5, upon the exercise of General SARs, the person exercising the General SAR shall be entitled to receive consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which such General SARs have been exercised over the aggregate related Option purchase price for such shares; provided, however, that the Board may, in any Agreement granting General SARs provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

         Upon the exercise of a General SAR, the person exercising the General SAR may specify the form of consideration to be received by such person exercising the General SAR, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of such General SAR), or in cash, or partly in cash and partly in shares of Common Stock. Any election by the person exercising the General SAR to receive cash in full or partial settlement of such General SAR shall comply with all applicable laws and shall be subject to the discretion of the Board to settle General SARs only in shares of Common Stock if necessary or advisable in the judgment of the Board to preserve pooling of interests accounting treatment for any proposed transaction involving the Company. Unless otherwise specified in the applicable Agreement, the number of General SARs which may be exercised for cash, or partly for cash and partly for shares of Common Stock, during any calendar quarter, may not exceed 20% of the aggregate number of shares of Common Stock originally subject to the related Option (as such original number, without giving effect to the exercise of any portion of the related Option, shall have been retroactively adjusted in accordance with
Section 13 or any corresponding provisions of an applicable Agreement).

         For purposes of this Section 6.5, the date of exercise of a General SAR shall mean the date on which the Company shall have received notice from the person exercising the General SAR of the exercise of such General SAR.

         (c) Limited SARs. Limited SARs may be exercised only during the period
(a) beginning on the first day following either (i) the date of an Approved Transaction, (ii) the date of a Control Purchase, or (iii) the date of a Board Change, and (b) ending on the ninetieth day (or such other date specified in the Agreement) following such date. The effective date of exercise of a Limited SAR shall be deemed to be the date on which the Company shall have received notice from the person exercising the Limited SAR of the exercise thereof.

         Upon the exercise of Limited SARs granted in connection with an Option, except as otherwise provided in the Agreement and the immediately succeeding sentence, the person exercising the Limited SAR shall receive in cash an amount equal to the product computed by multiplying (a) the excess of (i) the higher of
(A) the Minimum Price Per Share, or (B) the highest reported closing sales price of a share of Common Stock as reported on the Composite Tape at any time during the period beginning on the sixtieth day prior to the date on which such Limited SARs are exercised and ending on the date on which such Limited SARs are exercised over (ii) the per share Option price of the related Nonqualified Stock Option, by (b) the number of shares of Common Stock with respect to which such Limited SARs are being exercised. The Board shall have the discretion to settle Limited SARs by the delivery of Common Stock rather than cash if in the judgment of the Board such action is necessary or advisable to preserve pooling of interests accounting treatment for any proposed transaction involving the Company.

         6.6. Limited Transferability of Options and SARs. Except as set forth in this Section

6.6 and Section 22, Options and SARs shall not be transferable other than by will or the laws of descent and distribution, and Options and SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative). The Agreement may provide that Options and SARs are transferable by gift to such persons or entities and upon such terms and conditions specified in the Agreement.

7.   ACCELERATION OF OPTIONS AND SARS

         7.1 Death, Disability and Total Disability. Unless the applicable Agreement provides otherwise, if a Holder's employment shall terminate by reason of Death, Disability or Total Disability, then notwithstanding any contrary waiting period or installment period in any Agreement or in the Plan, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby.

         7.2 Approved Transaction, Board Change and Control Purchase. For Options and SARs granted prior to January 18, 2001, unless the applicable Agreement provides otherwise, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby in the event of any Approved Transaction, Board Change or Control Purchase.

         7.3 Corporate Changes in Control. For Options and SARs granted on or after January 18, 2001, unless the applicable Agreement provides otherwise, in the event of a Corporate Change in Control,

             (a) Each Option or SAR outstanding as of the date such Corporate Change in Control is determined to have occurred, and which is not then exercisable, shall automatically accelerate so that the Option or SAR shall become fully exercisable on the first to occur of (i) the date the Option or SAR becomes exercisable under its original terms (with respect only to such Options or SAR as otherwise would become exercisable during such one-year period under their terms), (ii) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and (iii) the occurrence of an Involuntary Employment Action; and

             (b) The Options or SARs so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option or SAR and the earlier termination of the Option or SAR in accordance with the Plan and the Agreement.

         7.4 Transactional Changes in Control. For Options and SARs granted on or after

 January 18, 2001, unless the applicable Agreement provides otherwise, in the event of a Transactional Change in Control,

             (a) Each Option or SAR outstanding as of the date such Transactional Change in Control is determined to have occurred shall be (i) assumed by the successor corporation (or its parent) or replaced with a comparable option or stock appreciation right to purchase shares of the capital stock of the successor corporation (or its parent) on an equitable basis, (ii) terminated upon written notice to the Holders stating that all Options or SARs (for purposes of this clause (ii) all Options or SARs then outstanding shall be deemed to be exercisable) must be exercised within a specified number of days (which shall not be less than 15 days) from the date such notice is given, at the end of which period the Options or SARs shall terminate, or (iii) terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options or SARs (for purposes of this clause (iii) all Options and SARs then outstanding shall be deemed to be exercisable) over the exercise price thereof; provided, however, that if any of the treatments of Options or SARs pursuant to this Plan set forth in clause (i), (ii) or (iii) above would make a Transactional Change in Control transaction ineligible for pooling-of-interest accounting under APB No. 16 such that but for the nature of such treatment such transaction would otherwise be eligible for such accounting treatment, the Board shall have the ability to substitute for any cash or other consideration payable under such treatment shares of Common Stock with a Fair Market Value or other consideration with value equal to the cash or other consideration that would otherwise be payable pursuant to such treatment. The determination of which of the treatments set forth in clauses (i), (ii) and
(iii) above to provide and of comparability under clause (i) above shall be made by the Board and its determinations shall be final, binding and conclusive.

             (b) Each Option or SAR that is assumed or replaced in connection with a Transactional Change in Control shall automatically accelerate so that the Option or SAR shall become fully exercisable on the first to occur of (i) the date the Option or SAR becomes exercisable under its original terms (with respect only to such Options or SARs as otherwise would become exercisable during such one-year period under their terms), (ii) the first anniversary of the date such Transactional Change in Control is determined to have occurred, and (iii) the occurrence of an Involuntary Employment Action. The Options or SARs so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option or SAR and the earlier termination of the Option or SAR in accordance with the Plan and the Agreement.

         7.5 Corporate Transaction. For Options and SARs granted on or after January 18, 2001, unless the applicable Agreement provides otherwise, in the event of a Corporate Transaction that does not constitute a Transactional Change in Control or in the event of a similar event, pursuant to which securities of the Company or of another corporation or entity are issued with respect to the outstanding shares of Common Stock, a Holder upon exercising an Option or SAR shall be entitled to receive for the purchase price paid under such exercise the securities which would have been received if such Option or SAR had been exercised prior to such Corporate Transaction.

         7.6 Dissolution or Liquidation of the Company. Upon the dissolution or liquidation of the Company, all Awards granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided; however, that if the rights of a Holder have not otherwise terminated and expired, (i) the Holder will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation; and (ii) if a Change in Control shall have occurred within the twelve months immediately prior to the date of such dissolution or liquidation such Holder will have the right immediately prior to such dissolution or liquidation to exercises any Option then outstanding whether or not such Option is exercisable as of such date.

8.   TERMINATION OF EMPLOYMENT

         8.1. General. If a Holder's employment shall terminate prior to the complete exercise of an Option (or deemed exercise thereof, as provided in Section 6.5(a)), then such Option shall thereafter be exercisable solely to the extent provided in the applicable Agreement; provided, however, that, unless the applicable Agreement provides otherwise, (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the Holder's employment terminates by reason of Death, Disability or Total Disability, the Option shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option); and (c) any termination by the employing company for cause will be treated in accordance with the provisions of Section 8.2.

         8.2. Termination for Cause. If a Holder's employment with the Company or any of its Subsidiaries or Affiliates shall be terminated for cause by the Company or such Subsidiary or Affiliate prior to the exercise of any Option, then unless the applicable Agreement provides otherwise, all Options held by such Holder and any permitted transferee pursuant to Section 6.6. shall terminate one month after the date of a termination for cause; provided, that if such termination for cause is for fraud, misappropriation or embezzlement, all Options shall terminate immediately. For the purposes of Options granted prior to January 18, 2001, cause (a) shall have the meaning provided for in any employment, advisory or consulting agreement to which such Holder and the Company or any Subsidiary or Affiliate are parties or (b) in the absence thereof, shall mean insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform such Holder's duties and responsibilities for any reason other than illness or incapacity, except that if the termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, cause under this clause (b) shall mean only a felony conviction for fraud, misappropriation or embezzlement. For purposes of Options granted on or after January 18, 2001, except as otherwise provided in the applicable Agreement, (x) cause shall have the meaning provided for in any employment or consulting agreement to which the Holder and the Company or any Subsidiary or Affiliate are parties or (y) in the absence thereof, cause shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information and conduct substantially prejudicial to the business of the Company or any Affiliate. For purposes of Options granted on or after January 18, 2001, cause is not limited to events which have occurred prior to a Holder's termination of service, nor is it necessary that the Board's finding of cause occur prior to termination but rather, if the Board determines, subsequent to a Holder's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Holder's termination the Holder engaged in conduct which could constitute cause, then the right to exercise any Option is forfeited. The determination of the Board as to the existence of cause will be conclusive on the Holder and the Company.

         8.3. Special Rule. Notwithstanding any other provision of the Plan, the Board may provide in the applicable Agreement that the Award shall become and/or remain exercisable at rates and times at variance with the rules otherwise herein set forth; provided, however, that any such Agreement provisions at variance with the exercisability rules otherwise set forth herein shall be effective only if reflected in the terms of an employment agreement approved or ratified by the Board.

         8.4. Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination of employment and may make other provisions in the applicable Agreement relating to leaves of absence. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of (a) for Options granted prior to January 18, 2001, the Company or one of its Subsidiaries and (b) for Options granted on or after January 18, 2001, the Company or one of its Affiliates.

9.   RIGHT OF COMPANY TO TERMINATE EMPLOYMENT

         Nothing contained in the Plan or in any Award shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates or interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any of its Subsidiaries or Affiliates.

10.   NONALIENATION OF BENEFITS

         Except as specifically provided in Section 6.6, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

11.   WRITTEN AGREEMENT

         Each grant of an Option shall be evidenced by a stock option agreement and each SAR shall be evidenced by a stock appreciation rights agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve; provided, however, that such Awards may be evidenced by a single agreement. The effective date of the granting of an Award shall be the date on which the Board approves such grant. Each grantee of an Option or SAR shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee, provided that for Options granted prior to January 18, 2001, such grant of Options or SARs shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to the Company within 90 days after the date the Agreement is sent to such grantee for signature. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate to ensure that the penalty provisions of section 4999 of the Code will not apply to any stock or cash received by the Holder or such Holder's permitted transferee pursuant to Section 6.6 from the Company or any of its Subsidiaries or Affiliates.

12.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         12.1 Options Granted Prior to January 18, 2001. The provisions of this
Section 12.1 shall apply to Options and SARs granted prior to January 18, 2001. In the event of any stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Common Stock while any portion of any Award theretofore granted under the Plan is outstanding but unexercised, the Board shall make such adjustments in the character and number of shares subject to such Award and, in the option price, as shall be applicable, equitable and appropriate in order to make such Award, immediately after any such change, as nearly as may be practicable, equivalent to such Award, immediately prior to any such change. If any merger, consolidation or similar transaction affects the Common Stock subject to any unexercised Award theretofore granted under the Plan, the Board or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new award for such Award or to assume such Award in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award. If any such change or transaction shall occur, the number and kind of shares for which Awards may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         12.2 Options Granted On or After January 18, 2001. The provisions of this Section 12.2 shall apply to Options and SARs granted on or after January 18, 2001. If (a) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (b) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or SAR may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted pursuant to Section 3 of the Plan shall also be proportionately adjusted upon the occurrence of such events, except as the Board shall otherwise determine in its sole discretion.

13.   RIGHT OF FIRST REFUSAL

         The Agreements may contain such provisions as the Board shall determine to the effect that if a Holder, or such other person exercising an Option, elects to sell all or any shares of Common Stock that such Holder or other person acquired upon the exercise of an Option awarded under the Plan, then such Holder or other person shall not sell such shares unless such Holder or other person shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than 10 business days following the date of such offer). In any such event, certificates (or other evidence of ownership) representing shares issued upon exercise of Options shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the registrar of its Common Stock to place a stop transfer order with respect to such shares.

14.   TERMINATION AND AMENDMENT

         14.1. General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and the Board may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and stock exchange listing requirements.

         14.2. Modification. (a) The following provisions shall apply to Options and SARs granted prior to January 18, 2001. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted (or a transferee of such person if the Award, or any part thereof, has been transferred pursuant to Section 6.6), adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder (or a transferee of such Holder if the Award, or any part thereof, has been transferred pursuant to Section 6.6) and subject to the terms and conditions of the Plan (including
Section 14.1), the Board may amend outstanding Agreements with any Holder (or any such transferee), including, without limitation, any amendment which would
(a) accelerate the time or times at which the Award may be exercised and/or (b) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may but solely with the Holder's consent, agree to cancel any Award under the Plan held by such Holder and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made.

               (b) The following provisions shall apply to Options and SARs granted on or after January 18, 2001. The Plan may be amended by the Board, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise), for as long as the Company has a class of stock registered pursuant to Section 12 of the 1934 Act and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any termination, modification or amendment of the Plan shall not, without the consent of a Holder (or a transferee of such Holder if the Award, or any part thereof, has been transferred pursuant to Section 6.6) materially adversely affect his or her rights under an Option or SAR previously granted to him or her. With the consent of the affected Holder or any such transferee, the Board may amend outstanding Agreements in a manner which may be materially adverse to the Holder but which is not inconsistent with the Plan. In the discretion of the Board, outstanding Agreements may be amended by the Board in a manner which is not materially adverse to the Holder or any such transferee.

15.   EFFECTIVENESS OF THE PLAN

         The Plan shall become effective on November 18, 1993.

16.   GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

17.   WITHHOLDING

         The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding taxes paid upon the exercise of any Option may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

18.   SEPARABILITY

         If any of the terms or provisions of this Plan conflict with the requirements of applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law without invalidating the remaining provisions hereof.

19.   NON-EXCLUSIVITY OF THE PLAN

         The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20.   EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION

         By acceptance of an Award, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries or Affiliates. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or any of its Subsidiaries or Affiliates on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries or Affiliates.

21.   GOVERNING LAW

         The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

22.   BENEFICIARIES

         Each Holder may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of the Company or his or her designee and may be revoked or changed by such Holder at any time by filing written notice of such revocation or change with the Secretary of the Company or his or her designee. If no person shall be designated by a Holder as his or her beneficiary or if no person designated as a beneficiary survives such Holder, the Holder's beneficiary shall be his or her estate.

23.   DEFERRAL OF OPTIONS GAINS

         The Agreement may contain terms, conditions and procedures permitting Holders to elect to defer the receipt of shares of Common Stock upon the exercise of Options for a specific period or until a specified event.